UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 18, 2005

Altair Nanotechnologies Inc.

(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(801) 858-3750

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01 Changes in Registrant’s Certifying Accountant

On August 18, 2005, Altair Nanotechnologies Inc. (the "Company") was notified of the resignation of its independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte & Touche”), effective that date. The Company's Audit Committee accepted the resignation of Deloitte & Touche upon receipt of the notification and has commenced a search for a new independent registered public accounting firm.

No report of Deloitte & Touche on the financial statements of the Company for the fiscal years ended December 31, 2003 or December 31, 2004 contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope, or accounting principals.

During the fiscal years ended December 31, 2003 and December 31, 2004, and during the interim period between January 1, 2005 and the date of this report, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement, if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference to the subject matter of the disagreements in its reports. There were no “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K, during the fiscal years ended December 31, 2003 and December 31, 2004, and from January 1, 2005 to the date of this Report.

The Company has requested Deloitte & Touche to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter provided by Deloitte & Touche is attached to this Form 8-K as Exhibit 16.1

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

16.1 Letter from Deloitte & Touche dated August 23, 2005.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: August 24, 2005	By:	/s/ Alan Gotcher
Alan Gotcher Chief Executive Officer

3